Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated December 17, 2014 to the Management Agreement dated April 30, 1997 between Registrant, Goldman Sachs Asset Management, L.P.,
Goldman Sachs Fund Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 440 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 18, 2015 (Accession No. 0001193125-15-052805).